Exhibit 99.01
DigitalPost Interactive, Inc. – The Picture People, Inc.
Agreement

This Agreement (“Agreement”) effective as of the date of the later signature below, (“Effective Date”) is by The Picture People, Inc. (“Client”) a California corporation with its principal place of business at 1800 10th Street, Suite 300, Plano, TX 75074 and DigitalPost Interactive (“DPI”), a Nevada corporation with its principal place of business at 4040 Barranca Parkway, Ste 220, Irvine, CA 92604. The parties to this Agreement may be collectively referred to hereinafter as the “Parties” or individually as a “Party”.

The Parties desire to enter into a business relationship in accordance with the terms and conditions of this Agreement, and intending to be legally bound, hereby agree as follows:

DEFINITIONS

FW Service: All versions of the Family Website Service application that are developed, hosted and provided by DPI; including Church Websites and Family Websites.
FW Service Branding: Phase 1 of this agreement will include branded Church Website subscriptions. Family Website subscriptions will be branded as The Family Post until further integrations within additional Phases, TBD.  Development of the branded Church Website will be governed by Attachment B, which is hereby incorporated by reference.

Customer: An individual or entity that has acquired and activated the branded FW Service, as a direct result of the Clients sales and marketing efforts, including without limitation any individual or entity that was photographed by Client prior to acquiring or activating the FW Service.

Paid Activation:  A FW Service account activation made by Client and or a Customer in which payment information has been validated and at least one (1) payment has been successfully received for the service.

1
Relationship of the Parties.  It is understood that each Party is an independent entity.  Nothing in this Agreement shall be construed to constitute the Client or DPI as an employee, agent or fiduciary of the other or to create any rights other than the rights described in this Agreement.  This Agreement does not constitute a franchise or a joint venture.  Neither Party shall have the power to obligate the other for any expenses or other obligation without the prior written approval of the other Party, except as set forth therein.

2      Sales and Marketing.
The Parties intend to work cooperatively to promote use of the FW Service by Customers.  In order to further this purpose, the Parties shall undertake those responsibilities described in Attachment A.  The Parties agree that Attachment A may be amended from time to time upon written consent of both Parties and that any such amendments will be effective only after the date of such amendments.

3	Service, Hosting and Technical Support Costs.
Subject to mutual agreement in writing of final agreement requirements and level of customization.

4	Service Elements and Pricing
The following FW Service levels shall exist.

A)	Church Website (CW) subscriptions include one package option to be paid annually. The first year’s subscription to be paid by Client.

1	Premium Package; includes unlimited photos and video clips priced at $99 per year.

Client shall activate CW subscriptions through an ecommerce shopping cart that is hosted by DPI. DPI will bill Client monthly for all CW subscriptions activated by Client within the previous month.

B)	Family Website (FW) subscriptions include a two week free trial, with two package options which can be paid monthly or annually.

1	Standard package, which includes 1,500 family photos and 10 minutes of video clips priced at $4.95 per month.

2	Premium package, which includes unlimited storage of photos and video clips priced at $6.95 per month.

Customers must input a Credit Card and Payment information to activate their free trial of the FW Service. Customer shall pay the FW subscription fee through an ecommerce shopping cart that is hosted by DPI.

Both parties agree that service elements and pricing may be adjusted from time to time, based on market conditions and other factors. Such adjustments must be noted in writing and be mutually agreed upon.

C)      DPI shall develop, and Client shall pay DPI for development of, the Church Website Program, in each case in accordance with the terms and conditions of Attachment B.

5	COMPENSATION
A)
Subscription Revenue Share.  DPI agrees to pay Client fifty percent (50%) of the ongoing monthly net cash received by DPI for active, paying FW Customer Subscriptions during the Term of this Agreement, excluding Church Website subscriptions. FW Customer Subscriptions may be generated through all Client channels including Church Portrait Sittings, In-Studio, Online, Email or other advertising and marketing efforts. Upon expiration or cancellation of the Agreement by either Party, for a period of 90 days DPI shall continue to pay the Client fifty percent (50%) of the net cash received by DPI for active, paying Customer FW Subscriptions that were generated through the efforts of the Client during the term of this Agreement.

B)
Photo Merchandise Revenue Share.  Client agrees to pay DPI fifty percent (50%) of the net revenue generated from sales on all photo-related products that are sold through the FW Service to Customers during the Term of this Agreement. Upon cancellation of the Agreement by either Party, for a period of 90 days Client shall continue to pay fifty percent (50%) of the net revenues received for photo-related products sold through the rebranded FW Service during the term of this Agreement.

C)
Portrait Prints & Portrait Merchandise Revenue Share. DPI agrees that Client will receive One Hundred Percent (100%) of the gross revenue generated from sales on all Portrait-related prints and products that are sold through the FW Service.

Payment.  Payment terms shall be NET 30. Project build shall include a Customer Relationship Management System which both parties can access at anytime to identify successful Customer Paid Activations and Photo Merchandise transactions for invoicing purposes. Each Party may invoice the other Party for any amounts due under this Agreement at most once per month.  In the case of A) DPI shall pay Client within 30 days of invoice date, following completion of successful Customer Paid Activations.  In the case of B) Client shall pay DPI within 30 days of invoice date, following the photo merchandise transactions.

Both Parties agree to maintain books and records relating to its payment obligations.  Each Party shall have the right to conduct, at its expense and no more than once in any six-month period, an audit of the other Party’s books and records by an independent accounting firm in accordance with generally accepted auditing standards during regular business hours upon at least ten (10) business days’ advance notice.  Audits may be for the sole purpose of determining whether amounts payable have been properly calculated and paid.  In the eventthat such an audit reveals any underpayment or overpayment, (i) Parties shall be reimbursed for all underpaid or overpaid amounts, as appropriate, and (ii) that audit shall not count toward the limit of no more than one audit in any six-month period.

6	TERM AND TERMINATION
Term. This agreement shall commence on the Effective Date and shall continue in force for three (3) years subject to termination as provided below.

Termination. Either party may terminate this Agreement upon the material breach, i.e. the breaching party neglects or fails to perform or to observe any of its obligations hereunder and a cure is not effected within thirty (30) days following receipt of a cure notice issued by the non-breaching party.

Rights Upon Termination.  Upon expiration or termination of this Agreement, each Party shall return or destroy the other Party’s confidential information, cease any use of the other Party’s name, products or services, or product literature, and terminate any links from its website(s) to the other Party’s website, and remove from its website(s) any description, review or other reference to the other Party’s website(s); provided that the confidentiality terms of this Agreement shall survive its termination according to its terms.

7	SERVICE LEVEL GUARANTEE
Coverage.  DPI’s service level guarantee applies to any Customer that has at least one uploaded photo album within FW at the time of a service outage.

Service Level Specifications.  DPI endeavors to have the FW Service available for http access in any part in the world 99.5% of the time and is generally free of errors.  The end of the downtime shall be determined once DPI has confirmed with the user that the system is now available.  Any delays in reaching the user for the confirmation will result in a stopping of the service level clock.  Reports of downtime via email or fax are not accepted for outage reporting.
A)	Downtime (unavailability) shall be defined as:
3.	FW application is not accessible; Users cannot access or log-in to system; the Network, Application server, web server, and/or database are not functioning
4.
A non-conformity that causes one of the major functions or features of the FW Service to be failing.  The incident severely restricts the usability of the application in a production environment, but the application itself is running.  There is no workaround available and there is a high sense of urgency for solving the problem.

Service Level Reporting. Downtime shall be measured and reported to Client on a monthly basis.  If DPI is aware of the downtime in advance, downtime will be measured from the time of the problem is known, otherwise, downtime is measured after DPI is verbally notified of the downtime by phone.  If downtime exceeds 0.5% in any month, then Client may terminate this Agreement pursuant to Section 6.

8
Restrictions.  Notwithstanding anything in Section 7 to the contrary, unavailability, inaccessibility, or other events described in Section 7 are not downtime to the extent that they are directly related to any of the following:  i) Scheduled maintenance and upgrades; ii) Client or Customer behavior or failure of Client or Customer’s equipment, facilities or applications; or iii) Reasons of Force Majeure as defined below.

9	Customer Service.
DPI will provide Client with support via phone and e-mail for all requests relating to FW Service used by Customers.  Client shall provide first-level customer support for calls and emails pertaining to FW Service. Client has the right to access its customers’ data for FW service.

CONFIDENTIALITY Except pursuant to Section 24, neither Party (the “Recipient”) shall disclose to any third party the other Party’s (the “Discloser”) proprietary or confidential information except as authorized by the Discloser or as necessary or appropriate for the Recipient to carry out its obligations arising under or relating to this Agreement.  All confidential information of the Discloser shall remain the sole property of the Discloser.  This provision does not apply to information which the Recipient lawfully receives from a third party having no obligation of confidentiality for such information or which the Recipient independently develops.  These restrictions and obligations shall remain in effect for a period of three (3) years from the date this Agreement is terminated or expires.

10
NON-EXCLUSIVITY This Agreement does not impose upon either Party an obligation to exclusively work with the other in any aspects of marketing related to their respective products and services, or to participate exclusively in any particular marketing effort proposed by the other.  Subject only to compliance with the confidentiality terms of this Agreement, the Parties agree they may engage in marketing efforts with third parties, even if such marketing efforts conflict with the subject matter of this Agreement or compete with the other Party’s products or services.

11
INTELLECTUAL PROPERTY Except as otherwise provided in this Agreement, this Agreement does not constitute a license, express or implied, by either Party to the other Party to make, have made, use, reproduce, distribute, display or perform any of such Party’s intellectual property rights, including but not limited to patents, copyrights, trademarks or trade secrets.  All rights not expressly granted to either Party by the other in this Agreement are reserved by such other Party.

12	TRADEMARKS AND TRADENAMES
Rights in Trademarks.  Both Parties acknowledge that the other Party is the owner of all right, title and interest in and to its name and certain related designs associated therewith (“Trademarks”), together with any new or revised names or materials which the Trademark owner may adopt to identify it or any of its services during the Term, and each Party agrees not to adopt or use any of the other Party’s Trademarks in any manner whatsoever except as expressly provided in this Agreement.

License to Use Trademarks.  Each Party hereby grants to the other Party a non-exclusive license during the Term to use that Party’s Trademarks, provided that they are used solely in connection with the marketing of that Party’s services and in accordance with the Trademark owner’s specifications as to style, color and typeface.  Upon expiration or termination of this Agreement, each Party will take all action necessary to transfer and assign to the Trademark owner, or its nominee, any right, title or interest in or to any of the Trademarks, or the goodwill related thereto, which the non-Trademark owner Party may have acquired in any manner as a result of the marketing of the Trademark owner’s services under this Agreement and shall cease to use any Trademark of the other Party.  Each Party hereby agrees to notify the other Party immediately if any infringement or potential infringement of the other Party’s Trademark is made known to the notifying Party.
Each FW shall include a DPI logo and a link within the administrative section and footer of each family website with the text: “powered by DigitalPost Interactive”

13	WARRANTY AND LIMITED LIABILITY
DPI shall furnish each Customer with its standard warranty in effect at the time, if any, covering the FW Service.  Such warranty shall run exclusively to the Customer, and not to the Client.

DPI shall not be liable to the Client for loss incurred by the Client arising from DPI’s inability to deliver the FW Service due to Force Majeure (as defined below).
DPI MAKES NO WARRANTY TO THE CLIENT WITH RESPECT TO THE FW SERVICE OF ANY KIND, EXPRESS OR IMPLIED.  THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE HEREBY DISCLAIMED.  THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

14	EXCEPT FOR AMOUNTS PAYABLE UNDER SECTION 5 OR SECTION 16, NEITHER PARTY, UNDER ANY CIRCUMSTANCES, SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY NATURE, WHETHER DIRECT OR INDIRECT, INCIDENTAL,

15
CONSEQUENTIAL OR SPECIAL, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL, OR FOR EXPENDITURES MADE OR COMMITTED TO BY THE OTHER PARTY IN RELIANCE UPON CONTINUATION OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

16
Indemnification.  DPI shall indemnify and defend Client and its directors, officers, employees, agents and affiliates (each, a “Client Indemnitee”) from and against all claims, costs, and expenses of any kind whatsoever (including attorneys fees) arising from or related to any third party claim of infringement of any intellectual property rights and related to any Client Indemnitee’s or Customer’s use or deployment of DPI’s intellectual property or any deliverables produced by DPI or requested by Client pursuant to this Agreement to the extent DPI’s intellectual property or any deliverables produced by DPI or requested by Client have been used by the Client Indemnitee or Customers in the manner contemplated by this Agreement.

17	Notices.
Except notices provided verbally pursuant to Section 7, all notices by either Party given under this Agreement shall be in writing and shall be hand delivered or sent certified mail, return receipt requested or by overnight courier.  Notice may be given by facsimile if confirmed in writing by first class mail, postage pre-paid or by overnight courier.  Notices to each Party shall be given at their respective addresses first above written.

18	Assignment.
Neither Party shall assign any of its rights, interests or obligations under this Agreement to a third party without the other Party’s prior written consent.

19	Applicable Law.
This Agreement and all matters arising under or related hereto shall be governed by and construed according to the laws of the State of California.

20	Severability.
Any provision of this Agreement which is adjudged to be illegal, invalid or unenforceable in any respect shall not affect any other provision of this Agreement and the balance of the Agreement shall continue in full force and effect.

21	Entire Agreement.
This Agreement, including any Attachments hereto, supersedes all other agreements and representations, express or implied, written or oral, between the Parties with respect to the subject matter of this Agreement.  This Agreement shall not be changed or modified except in a writing signed by duly authorized personnel of each Party.

22	Headings.
The sections and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

23	Force Majeure.
Neither Party shall be liable to the other Party for any failure or delay in its performance under this Agreement due to causes which are beyond its reasonable control, including, but not limited to, an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war sabotage, labor shortage or dispute, and governmental action.

24	Publicity
Subject to the other party’s prior written approval, which shall not be unreasonably withheld, either Party may issue a press release or make statements to the press or general public regarding this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DigitalPost Interactive, Inc. – Fax:  949-333-7521                                      The Picture People, Inc.

By: /s/ Michael Sawtell                                                                                        By: /s/ John Johnson

Printed Name: Michael Sawtell                                                       Printed Name:    John Johnson

Title:        President / CEO                                                   Title:      COO

Date:           10/19/09                                                                 Date:      10/19/09

ATTACHMENT A
RESPONSIBILITIES OF THE PARTIES

GENERAL

1.
Each Party agrees to identify a coordinator with overall responsibility for coordinating successfully with the other party.  Coordinators can be changed, by their respective employers, at the sole discretion of the employer.

2.	The Parties shall use reasonable efforts to conduct ongoing marketing and planning initiatives as mutually deemed appropriate, to review strategies, direction, and customer requirements.

CLIENT RESPONSIBILITIES

1.
Understanding that the success of this relationship is based upon commercially reasonable efforts made to market the FW Service to audience and through other channels, Client shall make such commercially reasonable efforts to actively promote and sell the re-branded Family Website service provided by DPI via email and advertising, as well as by any other manner that is customary for the Client.

2.	Client may implement any one or more of the following marketing initiatives and others:
-	Promoting FW Service through Church Portrait Sittings
-	In-Studio point of purchase signage at retail stores
-	Online via PicturePeople.com and other affiliate sites
-	Online contests
-	Email newsletters
-	Affiliate sites
-	Forum Posts
-	Reviews
-	Catalogs

3.
Client shall cooperate with DPI in jointly developing marketing with the appropriate value proposition and key messages to be used to effectively promote the FW Service using Client’s logo and branding to Client’s customer base.

4.
Upon successful completion of the FW Service project build by DPI, including CW Service within Attachment B, Client shall begin promoting Phase 1 of the FW Service by December 1, 2009 (so long as the CW Service is completed by that date).

5.	Subject to Section 13 of the Agreement, Client shall obtain written approval from DPI for all marketing collateral in which DPI is mentioned.

DPI RESPONSIBILITIES

1.	DPI shall host and maintain the FW Service.

2.	DPI shall obtain written approval from Client for all marketing collateral in which Client is mentioned.

3.	DPI shall provide Client with a branded shopping cart that will allow tracking of Customer sign ups for revenue sharing purposes.

4.	DPI shall be responsible for all billing, invoicing and fee collection from Customers who choose to upgrade to the FW subscription service.

5.	In future phases, DPI will work with Clients designated integration team to ensure that log in/password information is carried through from Clients site to the FW service.

ATTACHMENT B
CHURCH WEBSITE PROGRAM DEVELOPMENT

Picture People, Church Websites (CW Subscriptions)

Phase 1

1.	DPI to develop a sign up page for Church Website activations.
a.	DPI will bill Picture People for all sign ups within previous month

2.	DPI will build and provide 3 Church Website Designs
a.	Church website tab names to be changed as follows using the associated feature:

                                Tab Name:                      Feature:
Home                               - No change
Church Events               - Photo Gallery
About Us                        - History Page
Staff                                - Kids Page
Video                              - No change
News Blog                     - No change
Message Board             - No change
Calendar                         - No change
Church Directory           - Directory
Family Tree                     - No change

3.	Church Website Administration, Qwik-Post:
a.	Replacing logos with CW Service Logos
b.	Tab names to reflect website names
c.	Adjust features as necessary: Kids Page: Change “Child’s content” to “Staff” content
d.	Remove FileSafe
e.	Remove PhotoStore

4.
Family Website Service Marketing: Church Websites will include links to “My website” from the Directory listing for each Directory Member. If members do not have a website, a promo link will appear “Start Your Family Website” that links to a landing page provided by DPI promoting The Family Post Family Websites.

a.	Family Website banner / link to appear on footer of church websites
b.	Client to promote FW Service at all Church Portrait Sittings to members

Church Website Project Build:
Application Framework Build Out	•Prepare Development Environment •Prepare Skeleton Framework
Client Branding Template Development	•Modify Pages for Template support •Database work to support Client Branding in Templates •Develop API to support Templates •Synchronized customer account data between Client and DPI
Platform Packaging & Deployment	•Preparation of Server Farm for Project Delivery •Deployment of Project •Q/A, Review of Project and Modifications as necessary
Project Cost = $2,500*

*Church Website Project Build, total due at project start date.